EXHIBIT 23.1


                         Consent of Independent Auditors

We consent to the reference to our firm under the caption "Experts" and to the use of our report dated May 24, 2002, included in the Annual Report (Form 10-K) of ACG Holdings, Inc. and American Color Graphics, Inc. that is made part of the Post-Effective Amendment No. 8 to the Registration Statement (Form S-1 No. 33-97090) and related Prospectus of ACG Holdings, Inc. and American Color Graphics, Inc. for the registration of $185,000,000 of 12 3/4% Senior Subordinated Exchange Notes Due 2005 of American Color Graphics, Inc.


                                                  /s/ Ernst & Young LLP

Nashville, Tennessee
July 12, 2002